Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2008 (except Note 11, as to which the date is                 , 2008), in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-152512) and related Prospectus of AutoGenomics, Inc. for the registration of              shares of its common stock.

Ernst & Young LLP

San Diego, California

The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts described in Note 11 to the financial statements.

/s/ Ernst & Young LLP

San Diego, California

August 25, 2008